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As filed with the Securities and Exchange Commission on April 26, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIST FINANCIAL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)	23-2354007 (IRS Employer Identification Number)

1240 Broadcasting Road
Wyomissing, Pennsylvania 19610
(610) 208-0966
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

Robert D. Davis
VIST Financial Corp.
1240 Broadcasting Road
Wyomissing, Pennsylvania 19610
(610) 208-0966
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

With copies to:

David W. Swartz, Esquire
Stevens & Lee, P.C.
111 North Sixth Street
P.O. Box 679
Reading, PA 19603-0679
(610) 478-2184

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)

Common stock	322,000 shares	$8.90	$2,865,800	$205.00

(1)
The shares may be offered and sold from time to time by the selling shareholder in the future.

(2)
Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional shares that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)
The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act.

           The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement is to become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

         Subject to Completion, dated                    , 2010

VIST FINANCIAL CORP.

322,000 Shares of Common Stock(1)

        Emerald Advisers, Inc., as the selling shareholder, may offer and sell from time to time, in one or more offerings, the shares of common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

        The specific terms of the shares being offered will be provided in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. To the extent that Emerald Advisers, Inc. resells any shares, it may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the terms of the shares being offered.

        Please read this prospectus, the applicable supplement and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus or any prospectus supplement, carefully before you purchase any shares of our common stock.

        Investing in our common stock involves risks. You should carefully consider the risk factors referred to in the "Risk Factors" section on page 4 of this prospectus and set forth in the documents incorporated or deemed incorporated by reference herein before making any decision to invest in our common stock.

        Our common stock is quoted on the NASDAQ Global Select Market, under the symbol "VIST." On April 23, 2010, the last quoted sale price of our common stock was $8.90 per share. You are urged to obtain current market quotations for our common stock.

        The shares may be offered and sold on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of common stock will describe in detail the plan of distribution for that offering. If agents or any dealers or underwriters are involved in the sale of the shares, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Net proceeds from the sale of shares of our common stock will be set forth in the applicable prospectus supplement. For general information about the distribution of shares offered, please see "Plan of Distribution" in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission or regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The shares of common stock are not savings accounts, deposits or obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

(1)
With associated stock rights plan.

The date of this Prospectus is April             , 2010

        No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with the offer made by this prospectus or any prospectus supplement or any free writing prospectus other than those contained in, or incorporated by reference in, this prospectus or any prospectus supplement or related free writing prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us or any agent, underwriter or dealer. This prospectus, any prospectus supplement or any free writing prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. The delivery of this prospectus, any prospectus supplement or any free writing prospectus or any sale of a security at any time does not imply that the information contained herein or therein is correct as of any time subsequent to their respective dates.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, Emerald Advisors, Inc., as a selling shareholder, may sell the shares of common stock described in this prospectus as being offered, in one or more offerings.

        This prospectus provides you with a general description of the shares of common stock that Emerald Advisers, Inc. may offer. Each time Emerald Advisers, Inc. sells any of such shares, it will provide a prospectus supplement that will contain specific information about all of the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference. You should read this prospectus and the applicable prospectus supplement and any related free writing prospectus together with additional information from the sources described in "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" in this prospectus. You should not assume that the information in this prospectus, the prospectus supplements, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

        To the extent that this prospectus is used by Emerald Advisers, Inc. to resell any securities, information with respect to the terms on which the shares of common stock are being offered will be contained in a prospectus supplement. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should rely only on the information provided or incorporated by reference in this prospectus, any free writing prospectus and any prospectus supplement, if applicable. We have not authorized anyone to provide you with different information.

        References to "we," "us," "our," "VIST Financial Corp.," "VIST" or the "Company" refer to VIST Financial Corp. and its direct or indirect owned subsidiaries, unless the context otherwise requires. The term "you" refers to a prospective investor.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Certain of the statements made herein, including information incorporated herein by reference to other documents, are "forward-looking statements" within the meaning and protections of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

        These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Company's control). The words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company's financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements:

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  the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations;

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  the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

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  inflation, interest rate, market and monetary fluctuations;

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  the timely development of and acceptance of new products and services of the Company and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors' products and services;

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  the willingness of users to substitute competitors' products and services for the Company's products and services;

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  the success of the Company in gaining regulatory approval of its products and services, when required;

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  the impact of changes in financial services' laws and regulations (including laws concerning taxes, banking, securities and insurance);

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  technological changes;

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  the risks of mergers and acquisitions, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions;

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  changes in consumer spending and saving habits;

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  changes in accounting policies, rules and practices;

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  credit risks of borrowers and changes in the availability and cost of credit and capital in the financial markets;

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  changes in the prices, values and sales volumes of residential and commercial real estate;

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  the nature, extent, and timing of governmental actions and reforms, including the rules of participation for the TARP voluntary Capital Purchase Plan under the Emergency Economic Stabilization Act of 2008, which may be changed unilaterally and retroactively by legislative or regulatory actions;

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  other factors and risks described under the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2009 and in any of our subsequent reports that we have made or make with the SEC under the Exchange Act; and

  •
  the success of the Company at managing the risks involved in the foregoing.

        The Company cautions that the foregoing list of important factors is not exclusive. You are also cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date of this prospectus, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company to reflect events or circumstances occurring after the date of this prospectus. All written or oral forward-looking statements that are made by or are attributable to us are expressly qualified in their entirety by this cautionary notice.

THE COMPANY

General

        We are a bank holding company registered under the Bank Holding Company Act of 1956, as amended ("BHCA"), and our principal subsidiary is VIST Bank. During the year ended December 31, 2000, the charters of The First National Bank of Leesport, incorporated under the laws of the United States of America as a national bank in 1909, and Merchants Bank of Pennsylvania, both wholly owned banking subsidiaries of the Company at that time, were merged into a single charter. On October 1, 2004, the Company acquired 100% of the outstanding voting shares of Madison Bancshares Group, Ltd., the holding company for Madison Bank ("Madison"), a Pennsylvania state-chartered commercial bank and its mortgage banking division, Philadelphia Financial Mortgage Company, now known as VIST Mortgage. Madison and VIST Mortgage are both now divisions of VIST Bank. The transaction enhanced the Bank's strong presence in Pennsylvania, particularly in the high growth counties of Berks, Philadelphia, Montgomery and Delaware.

        VIST Bank provides services to its customers through seventeen full service financial centers, which operate under VIST Bank's name in Leesport, Blandon, Bern Township, Wyomissing, Breezy Corner, Hamburg, Birdsboro, Northeast Reading, Exeter Township, and Sinking Spring all of which are in Berks County, Pennsylvania. VIST Bank also operates a financial center in Schuylkill Haven, which is located in Schuylkill County, Pennsylvania. VIST Bank also operates financial centers in Blue Bell, Conshohocken, Oaks and Centre Square all of which are in Montgomery County, Pennsylvania. The Bank also operates a financial center in Fox Chase (northeast Philadelphia) in Philadelphia County, Pennsylvania and Strafford in Delaware County, Pennsylvania. The Bank also operates a limited service facility in Wernersville and Flying Hills, both in Berks County, Pennsylvania. All full service financial centers provide automated teller machine services. Each financial center, except the Wernersville, Exeter and Breezy Corner locations, provides drive-in facilities.

        VIST Bank engages in full service commercial and consumer banking business, including such services as accepting deposits in the form of time, demand and savings accounts. Such time deposits include certificates of deposit, individual retirement accounts and Roth IRAs. The Bank's savings accounts include money market accounts, health savings accounts, club accounts, NOW accounts and traditional regular savings accounts. In addition to accepting deposits, the Bank makes both secured and unsecured commercial and consumer loans, finances commercial transactions, provides equipment lease and accounts receivable financing and makes construction and mortgage loans, including home equity loans. The Bank does not engage in sub-prime lending. The Bank also provides small business loans and other services including safe deposit facilities.

Non-Bank Subsidiaries of the Company

        VIST Bank currently has one wholly-owned subsidiary, VIST Mortgage Holdings, LLC, a Pennsylvania limited liability company, which provides mortgage brokerage services, including, without limitation, any activity in which a mortgage broker may engage. It is operated as a permissible "affiliated business arrangement" within the meaning of the Real Estate Settlement Procedures Act of 1974. VIST Mortgage Holdings, LLC is currently inactive.

        VIST Insurance, LLC ("VIST Insurance"), a full service insurance agency, offers a full line of personal and commercial property and casualty insurance as well as group insurance for businesses, employee and group benefit plans, and life insurance.

        VIST Capital Management LLC, ("VIST Capital"), a full service investment advisory and brokerage services company, offers a full line of products and services for individual financial planning, retirement and estate planning, investments, corporate and small business pension and retirement planning.

        As a bank holding company, we are a legal entity separate and distinct from our subsidiaries, including VIST Bank. VIST coordinates the financial resources of the consolidated enterprise through financial, operational and administrative systems and coordination of various policies and activities. VIST's operating revenues and net income are derived primarily from VIST Bank through the payment of dividends.

        Our principal executive offices are located at 1240 Broadcasting Road, Wyomissing, Pennsylvania 19610, and our telephone number at that address is (610) 208-0966. We maintain an Internet website at www.vistfc.com. The foregoing website address is intended to be an inactive textual reference only. The information on such website is not a part of this prospectus.

RISK FACTORS

        Investing in our common stock involves risk. You should carefully consider the specific risks set forth in "Risk Factors" in the applicable prospectus supplement and any related free writing prospectus and under the captions "Risk Factors" in any of our filings with the SEC, including our most recent Annual Report on Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. For additional information, please see the sources described in "Where You Can Find More Information."

        These risks are not the only risks we face. Additional risks not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks described in our SEC filings or any prospectus supplement or any additional risks actually occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In that case, the trading price of the common stock being offered by this prospectus and the applicable prospectus supplement could decline and you might lose all or part of your investment.

USE OF PROCEEDS

        We will not receive any proceeds from the sale by Emerald Advisers, Inc. of the shares of common stock covered by this prospectus. We will retain broad discretion over the use of the net proceeds from the sale of the shares of common stock to Emerald Advisers, Inc. Unless otherwise specified in the applicable prospectus supplement or any related free writing prospectus, we currently expect to use the net proceeds of our sale of such shares for general corporate purposes.

        General corporate purposes may include, among other purposes, contribution to the capital of our bank subsidiary to support its lending and investing activities; repayment of our debt; redemption of our capital stock or warrants to purchase our capital stock; to support or fund acquisitions of other institutions or branches if opportunities for such transactions become available; and other permitted activities. We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings.

DESCRIPTION OF THE OFFERING

        The number of shares of our common stock that Emerald Advisers, Inc. may offer for sale in the future will be described in a prospectus supplement that will be delivered with this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. Each prospectus supplement will include, if relevant and material, the following information:

  •
  the number of shares that Emerald Advisers, Inc. proposes to sell;

  •
  the public offering price of the shares;

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  the names of the underwriters, agents or dealers, if any, through or to which the selling shareholder will sell the shares;

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  compensation, if any, of those underwriters, agents or dealers;

  •
  details regarding over-allotment options, if any; and

  •
  any other material information about the offer and sale of the shares.

        In addition, the applicable prospectus supplement and any related free writing prospectus may add, update or change the information contained in this prospectus or in the documents we have incorporated by reference.

DESCRIPTION OF OUR COMMON STOCK

        The following is a description of our common stock, certain provisions of our amended articles of incorporation and amended bylaws and certain provisions of applicable law. The following is qualified by applicable law and by the provisions of our amended articles of incorporation and bylaws, copies of which have been filed with the SEC and are also available upon request from us. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

  General

        Our articles of incorporation provide that we may issue up to 20,000,000 shares of common stock, par value of $5.00 per share, and 1,000,000 shares of preferred stock, with a par value per share to be set and determined by our board of directors. In connection with our participation in the TARP Capital Purchase Program of the U.S. Treasury, we issued 25,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A having a par value of $0.01 per share and a liquidation preference of $1,000 per share. As of April 21, 2010, 5,855,976 shares of our common stock and 25,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, were issued and outstanding. All outstanding shares of our common stock are fully paid and nonassessable. Our common stock is traded on the NASDAQ Global Select Market under the symbol "VIST." Our common stock is subject to an associated rights plan.

  Voting Rights

        Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors. The holders of our common stock possess exclusive voting power, except as otherwise provided by law or by articles of amendment establishing any series of our preferred stock, including the voting rights held by holders of our Series A Preferred Stock.

        There is no cumulative voting in the election of directors, which means that the holders of a plurality of our outstanding shares of common stock entitled to vote can elect all of the directors then standing for election.

        When a quorum is present at any meeting, questions brought before the meeting will be decided by the vote of the holders of a majority of the shares present and voting on such matter, whether in person or by proxy, except when the meeting concerns matters requiring the vote of the holders of a majority of all outstanding shares under applicable law or our articles of incorporation require a higher vote. Our articles of incorporation provide certain anti-takeover provisions that require super-majority votes, which may limit shareholders' rights to effect a change in control, as described below under "—Anti-Takeover Provisions of Articles of Incorporation and Bylaws and Pennsylvania Law."

  Classification of Board of Directors

        Our articles of incorporation provide for a classified board, to which approximately one-third of our board of directors is elected each year at our annual meeting of shareholders. Accordingly, our directors serve three-year terms rather than one-year terms.

  Dividends, Liquidation and Other Rights

        Holders of shares of common stock are entitled to receive dividends only when, as and if approved by our board of directors from funds legally available for the payment of dividends, after payment of dividends on our outstanding series of preferred stock. Our shareholders are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, voluntarily or involuntarily, after payment of, or adequate provision for, all of our known debts and liabilities and of any preferences of Series A Preferred Stock or any other series of our preferred stock that may be outstanding in the future. These rights are subject to the preferential rights of any other series of our preferred stock that may then be outstanding.

        Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Our board of directors may issue additional shares of our common stock or rights to purchase shares of our common stock without the approval of our shareholders.

  Preferred Stock

        The rights of holders of our common stock may be limited by the rights of our preferred stock that may be outstanding. Our preferred stock is described below under "Description Of Our Preferred Stock."

  Transfer Agent and Registrar

        The transfer agent and registrar for shares of our common stock is American Stock Transfer & Trust Company.

  Anti-Takeover Provisions of Articles of Incorporation and Bylaws and Pennsylvania Law

        Our articles of incorporation contain certain provisions that make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our directors. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our directors.

        Our articles of incorporation provide for a classified board, to which approximately one-third of our board of directors is elected each year at our annual meeting of shareholders. Accordingly, our directors serve three-year terms rather than one-year terms. The classification of our board of directors has the effect of making it more difficult for shareholders to change the composition of our board of directors. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Preventing the replacement of the entire board of directors in any single year helps encourage any third party interested in a change in control or other transaction involving the corporation to negotiate directly with the board of directors so that the Board can represent the interests of the corporation and all stakeholders. The board of directors believes that, particularly in the current economic environment, financial services institutions with smaller or depressed market capitalizations may be more vulnerable to non-negotiated attempts to acquire control of or otherwise influence the institution, and that the classified board structure helps to discourage such attempts. In addition, electing approximately one-third of the directors each year helps ensure, even if an entire class is replaced, that approximately two-thirds of the remaining directors have the requisite experience and knowledge of the corporation's ongoing business and affairs, including its markets, business lines and personnel, to implement and focus on strategic long-term planning, goals, and performance.

        The classification of our board of directors could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and our shareholders. The classification of our board of directors could thus increase the likelihood that incumbent directors will retain their positions. In addition, because the classification of our board of directors may discourage accumulations of large blocks of our stock by purchasers whose objective is to take control of us and remove a majority of our board of directors, the classification of our board of directors could tend to reduce the likelihood of fluctuations in the market price of our common stock that might result from accumulations of large blocks of our common stock for such a purpose. Accordingly, our shareholders could be deprived of certain opportunities to sell their shares at a higher market price than might otherwise be the case.

        Additionally our articles of incorporation and bylaws contain certain other provisions that may have the effect of deterring or discouraging an attempt to take control of VIST. Among other things, these provisions:

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  prohibit cumulative voting in the election of directors;

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  authorize "blank check" preferred stock;

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  require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders;

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  permit our board of directors to consider the effects on our employees, customers, depositors and communities we serve when determining whether to oppose any tender offer for our common stock;

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  require the affirmative vote of at least 70% of the votes that all shareholders are entitled to cast to approve a merger, consolidation liquidation or dissolution, or any action that would result in the sale or other disposition of all or substantially all of the assets of the Company; and

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  require that, following the acquisition by any person or group of 30% of our voting capital stock, the remaining holders of our voting capital stock shall have the right to receive payment for their shares, in cash, from such person or group, in an amount equal to the highest price paid for shares of the respective class or series of capital stock purchased by such corporation, person, entity or group within the preceding 12 months, or the fair value of the voting capital stock in which such purchases were made in the preceding 12 months, or a higher amount permitted by law, unless such acquisition was approved in advance by 80% or more of the board of directors.

        The Pennsylvania Business Corporation Law of 1988, as amended (the "PABCL"), also contains certain provisions applicable to us that may have the effect of deterring or discouraging an attempt to take control of VIST. These provisions, among other things:

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  Prohibit shareholders from calling a special meeting, in most circumstances, or by acting by less than unanimous written consent;

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  Prohibit shareholders from proposing amendments to a corporation's articles of incorporation;

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  Require that, following any acquisition by any person or group of 20% of a public corporation's voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from such person or group in an amount equal to the "fair value" of the shares, including an increment representing a proportion of any value payable for control of the corporation (Subchapter 25E of the PABCL);

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  Prohibit for five years, subject to certain exceptions, a "business combination" (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets) with a person or group beneficially owning 20% or more of a public corporation's voting power (Subchapter 25F of the PABCL);

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  Prevent a person or group acquiring different levels of voting power (20%, 33% and 50%) from voting any shares over the applicable threshold, unless "disinterested shareholders" approve such voting rights (Subchapter 25G of the PABCL);

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  Require any person or group that publicly announces that it may acquire control of a corporation, or that acquires or publicly discloses an intent to acquire 20% or more of the voting power of a corporation, to disgorge to the corporation any profits that it receives from sales of the corporation's equity securities purchased over the prior 24 or subsequent 18 months (Subchapter 25H of the PABCL);

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  Expand the factors and groups (including shareholders) that a corporation's board of directors can consider in determining whether an action or transaction is in the best interests of the corporation;

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  Provide that a corporation's board of directors need not consider the interests of any particular stakeholder group as dominant or controlling;

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  Provide that a corporation's directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof with respect to actions relating to an acquisition or potential acquisition of control;

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  Provide that actions relating to acquisitions of control that are approved by a majority of "disinterested directors" are presumed to satisfy the directors' standard, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and

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  Provide that the fiduciary duty of a corporation's directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

        The Pennsylvania Business Corporation Law also explicitly provides that the fiduciary duty of directors does not require them to:

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  Redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;

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  Render inapplicable, or make determinations under, provisions of the PABCL relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or

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  Act as the board of directors, a committee of the board or an individual director, solely because of the effect the action might have on an acquisition or potential acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition.

  TARP Warrant

        This section summarizes specific terms and provisions of the Warrant we issued to the United States Treasury on December 19, 2008 concurrent with our sale to the Treasury of 25,000 shares of Series A Preferred Stock pursuant to the TARP Capital Purchase Program. The description of the Warrant contained in this section is qualified in its entirety by the actual terms of the Warrant, a copy of which was attached as Exhibit 4.3 to our Current Report on Form 8-K filed on December 23, 2008 and is incorporated by reference into this prospectus. See "Where You Can Find More Information."

  General

        The Warrant gives the holder the right to initially purchase up to 364,078 shares of our common stock at an exercise price of $10.30 per share, subject to certain anti-dilution adjustments. Subject to the limitations on exercise to which the Treasury is subject described below under "—Transferability," the Warrant is immediately exercisable and expires on December 19, 2018. The exercise price may be paid (i) by having us withhold from the shares of common stock that would otherwise be issued to the warrant holder upon exercise, a number of shares of common stock having a market value equal to the aggregate exercise price or (ii) if both we and the warrant holder consent, in cash.

  Transferability

        The Warrant is not subject to any restrictions on transfer.

  Voting of Warrant Shares

        The Treasury has agreed that it will not vote any of the shares of common stock that it acquires upon exercise of the Warrant. This does not apply to any other person who acquires any portion of the Warrant, or the shares of common stock underlying the Warrant, from the Treasury.

  Other Adjustments

        The exercise price of the Warrant and the number of shares underlying the Warrant automatically adjust upon the following events:

  •
  any stock split, stock dividend, subdivision, reclassification or combination of our common stock;

  •
  until the earlier of (i) the date on which Treasury no longer holds any portion of the Warrant and (ii) December 19, 2011, issuance of our common stock (or securities convertible into our common stock) for consideration (or having a conversion price per share) less than 90% of then current market value, except for issuances in connection with benefit plans, business acquisitions and public or other broadly marketed offerings;

  •
  a pro rata repurchase by us of our common stock; or

  •
  a determination by our board of directors to make an adjustment to the anti-dilution provisions as are reasonably necessary, in the good faith opinion of the board, to protect the purchase rights of the warrant holders.

        In addition, if we declare any dividends or distributions on our common stock other than our historical, ordinary cash dividends, dividends paid in our common stock and other dividends or distributions covered by the first bullet point above, the exercise price of the Warrant will be adjusted to reflect such distribution.

        In the event of any merger, consolidation, or other business combination to which we are a party, the Warrant holder's right to receive shares of our common stock upon exercise of the Warrant will be converted into the right to exercise the Warrant to acquire the number of shares of stock or other securities or property (including cash) which the common stock issuable upon exercise of the Warrant immediately prior to such business combination would have been entitled to receive upon consummation of the business combination. For purposes of the provision described in the preceding sentence, if the holders of our common stock have the right to elect the amount or type of consideration to be received by them in the business combination, then the consideration that the Warrant holder will be entitled to receive upon exercise will be the amount and type of consideration received by a majority of the holders of the common stock who affirmatively make an election.

  No Rights as Stockholders

        The Warrant does not entitle its holder to any of the rights of a stockholder of VIST.

DESCRIPTION OF OUR PREFERRED STOCK

General

        VIST articles of incorporation authorize the issuance of up to 1,000,000 shares of preferred stock, having a par value fixed and determined by its board of directors. This type of preferred stock is commonly referred to as "blank check" preferred because the board of directors has discretion to designate one or more series of the preferred stock with the rights, privileges and preferences of each series to be fixed by the Board of Directors from time to time. As of the date of this prospectus, other than 25,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, with a par value of $0.01 per share and a liquidation preference amount of $1,000 per share ("Series A Preferred Stock") described below, there were no shares of preferred stock outstanding.

        Under VIST's articles of incorporation, the board of directors of VIST is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

  •
  the designation of the series;

  •
  the number of shares to comprise the series;

  •
  the dividend rate or rates payable with respect to the shares of the series;

  •
  the voting rights;

  •
  the conversion privileges;

  •
  the redemption price or prices;

  •
  any other powers, preferences and rights of the shares of the series; and

  •
  the qualifications, limitations or restrictions pertaining to the series.

        Prior to the issuance of any series of preferred stock, the board of directors of VIST will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a certificate of designation as an amendment to the articles of incorporation.

        The ability of our board of directors to establish the rights of, and to cause VIST to issue, substantial amounts of preferred stock without the need for shareholder approval, upon such terms and conditions, and having such rights, privileges and preferences, as our board of directors may determine from time to time in the exercise of its business judgment, may, among other things, be used to create voting impediments with respect to changes in control of the VIST or to dilute the ownership interest of securities holders seeking to obtain control of VIST. The rights of the holders of preferred stock will be subject to, and may be adversely affected by, any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in control of VIST.

        Under existing interpretations of the Federal Reserve Board, if the holders of the preferred stock become entitled to vote for the election of directors because dividends on the preferred stock are in arrears as described below, preferred stock may then be deemed a "class of voting securities." In such case, a holder of 25% or more of the preferred stock, or a holder of 5% or more of the preferred stock that is otherwise a bank holding company, may then be regulated as a "bank holding company" with respect to VIST in accordance with the BHCA. In addition, at such time:

  •
  any bank holding company or foreign bank with a U.S. presence generally would be required to obtain the approval of the Federal Reserve Board under the BHCA to acquire or retain 5% or more of the preferred stock; and

  •
  any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board under the change in control provisions of the BHCA to acquire or retain 10% or more of the preferred stock.

        Before exercising its option to redeem any shares of preferred stock, VIST will obtain the approval of the Federal Reserve Board if then required by applicable law.

  Series A Preferred Stock

  General

        In connection with our participation in the TARP Capital Purchase Program, VIST issued Series A Preferred Stock, which constitutes a series of our perpetual, cumulative, preferred stock, consisting of 25,000 shares, par value $0.01 per share, having a liquidation preference amount of $1,000 per share. The Series A Preferred Stock has no maturity date. We issued the shares of Series A Preferred Stock and Warrant to the Treasury on December 19, 2008 in connection with the TARP Capital Purchase Program for an aggregate purchase price of $25 million. Pursuant to the Purchase Agreement between us and Treasury, we have agreed, if requested by the Treasury, to enter into a depositary arrangement pursuant to which the shares of Series A Preferred Stock may be deposited and depositary shares, each representing a fraction of a share of Series A Preferred Stock as specified by the Treasury, may be issued. The Series A Preferred Stock and Warrant qualify as Tier 1 capital for regulatory purposes.

  Dividends

        Rate.    Dividends on the Series A Preferred Stock are payable quarterly in arrears, when, as and if authorized and declared by our board of directors out of legally available funds, on a cumulative basis on the $1,000 per share liquidation preference amount plus the amount of accrued and unpaid dividends for any prior dividend periods, at a rate of (i) 5% per annum, from the original issuance date to but excluding the first day of the first dividend period commencing after the fifth anniversary of the original issuance date (i.e., 5% per annum from December 19, 2008 to but excluding February 15, 2014), and (ii) 9% per annum, from and after the first day of the first dividend period commencing after the fifth anniversary of the original issuance date (i.e., 9% per annum on and after February 15, 2014). Dividends are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2009. Each dividend is payable to holders of record as they appear on our stock register on the applicable record date, which is the 15th calendar day immediately preceding the related dividend payment date (whether or not a business day), or such other record date determined by our board of directors that is not more than 60 nor less than ten days prior to the related dividend payment date. Each period from and including a dividend payment date (or the date of the issuance of the Series A Preferred Stock) to but excluding the following dividend payment date is referred to as a "dividend period." Dividends payable for each dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. If a scheduled dividend payment date falls on a day that is not a business day, the dividend will be paid on the next business day as if it were paid on the scheduled dividend payment date, and no interest or other additional amount will accrue on the dividend. The term "business day" means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

        Dividends on the Series A Preferred Stock are cumulative. If for any reason our board of directors does not declare a dividend on the Series A Preferred Stock for a particular dividend period, or if the board of directors declares less than a full dividend, we will remain obligated to pay the unpaid portion of the dividend for that period and the unpaid dividend will compound on each subsequent dividend date (meaning that dividends for future dividend periods will accrue on any unpaid dividend amounts for prior dividend periods).

        We are not obligated to pay holders of the Series A Preferred Stock any dividend in excess of the dividends on the Series A Preferred Stock that are payable as described above. There is no sinking fund with respect to dividends on the Series A Preferred Stock.

        Priority of Dividends.    So long as the Series A Preferred Stock remains outstanding, we may not declare or pay a dividend or other distribution on our common stock or any other shares of Junior Stock (other than dividends payable solely in common stock) or Parity Stock (other than dividends paid on a pro rata basis with the Series A Preferred Stock), and we generally may not directly or indirectly purchase, redeem or otherwise acquire any shares of common stock, Junior Stock or Parity Stock unless all accrued and unpaid dividends on the Series A Preferred Stock for all past dividend periods are paid in full.

        "Junior Stock" means our common stock and any other class or series of our stock the terms of which expressly provide that it ranks junior to the Series A Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of VIST. We currently have no outstanding class or series of stock constituting Junior Stock other than our common stock.

        "Parity Stock" means any class or series of our stock, other than the Series A Preferred Stock, the terms of which do not expressly provide that such class or series will rank senior or junior to the Series A Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of VIST, in each case without regard to whether dividends accrue cumulatively or non-cumulatively. We currently have no outstanding class or series of stock constituting Parity Stock.

  Liquidation Rights

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of VIST, holders of the Series A Preferred Stock will be entitled to receive for each share of Series A Preferred Stock, out of the assets of VIST or proceeds available for distribution to our stockholders, subject to any rights of our creditors, before any distribution of assets or proceeds is made to or set aside for the holders of our common stock and any other class or series of our stock ranking junior to the Series A Preferred Stock, payment of an amount equal to the sum of (i) the $1,000 liquidation preference amount per share and (ii) the amount of any accrued and unpaid dividends on the Series A Preferred Stock (including dividends accrued on any unpaid dividends). To the extent the assets or proceeds available for distribution to stockholders are not sufficient to fully pay the liquidation payments owing to the holders of the Series A Preferred Stock and the holders of any other class or series of our stock ranking equally with the Series A Preferred Stock, the holders of the Series A Preferred Stock and such other stock will share ratably in the distribution.

        For purposes of the liquidation rights of the Series A Preferred Stock, neither a merger or consolidation of VIST with any entity, nor a sale, lease or exchange of all or substantially all of VIST's assets, will constitute a liquidation, dissolution or winding up of the affairs of VIST.

  Redemptions and Repurchases

        The Series A Preferred Stock is redeemable at our option, subject to, when applicable in limited circumstances, prior approval by the Board of Governors of the Federal Reserve System or its delegee (the "Federal Reserve"), in whole or in part at a redemption price equal to 100% of the liquidation preference amount of $1,000 per share plus any accrued and unpaid dividends to but excluding the date of redemption (including dividends accrued on any unpaid dividends), provided that any declared but unpaid dividend payable on a redemption date that occurs subsequent to the record date for the dividend will be payable to the holder of record of the redeemed shares on the dividend record date, and provided further that the Series A Preferred Stock may be redeemed prior to the first dividend payment date falling after the third anniversary of the original issuance date (i.e., prior to February 15, 2012) only if (i) we have raised aggregate gross proceeds in one or more Qualified Equity Offerings of at least the Minimum Amount and (ii) the aggregate redemption price of the Series A Preferred Stock does not exceed the aggregate net proceeds from such Qualified Equity Offerings by us and any successor. The "Minimum Amount" means $6,250,000 plus, in the event we are succeeded in a business combination by another entity which also participated in the TARP Capital Purchase Program, 25% of the aggregate liquidation preference amount of the preferred stock issued by that entity to the Treasury. A "Qualified Equity Offering" is defined as the sale for cash by VIST (or its successor) of preferred stock or common stock that qualifies as Tier 1 capital under applicable regulatory capital guidelines.

        Notwithstanding the foregoing, the American Recovery and Reinvestment Act of 2009 ("ARRA"), which was signed into law on February 17, 2009, provides that the Secretary of the Treasury shall permit, subject to consultation with the recipient's appropriate federal banking agency, a recipient of funds under the TARP Capital Purchase Program to repay such assistance, without regard to whether the recipient has replaced such funds from any other source or to any waiting period. ARRA further provides that when the recipient repays such assistance, the Secretary of the Treasury shall liquidate the warrants associated with the assistance at the current market price. It appears that ARRA will permit us, if we so elect and following consultation with the Federal Reserve and the FDIC, to redeem the Series A Preferred Stock at any time without restrictions.

        To exercise the redemption right described above, we must give notice of the redemption to the holders of record of the Series A Preferred Stock by first class mail, not less than 30 days and not more than 60 days before the date of redemption. Each notice of redemption given to a holder of Series A Preferred Stock must state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. In the case of a partial redemption of the Series A Preferred Stock, the shares to be redeemed will be selected either pro rata or in such other manner as our board of directors determines to be fair and equitable.

        The Purchase Agreement between us and the Treasury provides that so long as the Treasury continues to own any shares of Series A Preferred Stock, we may not repurchase any shares of Series A Preferred Stock from any other holder of such shares unless we offer to repurchase a ratable portion of the shares of Series A Preferred Stock then held by the Treasury on the same terms and conditions.

        Shares of Series A Preferred Stock that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of preferred stock.

  No Conversion Rights

        Holders of the Series A Preferred Stock have no right to exchange or convert their shares into common stock or any other securities.

  Voting Rights

        The holders of the Series A Preferred Stock do not have voting rights other than those described below, except to the extent specifically required by Pennsylvania law.

        Whenever dividends have not been paid on the Series A Preferred Stock for six or more quarterly dividend periods, whether or not consecutive, the authorized number of members on the board of directors of VIST will automatically increase by two and the holders of the Series A Preferred Stock will have the right, with the holders of shares of any other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (the "Preferred Directors") to fill such newly created directorships at our next annual meeting of stockholders (or at a special meeting called for that purpose prior to the next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past dividend periods on all outstanding shares of Series A Preferred Stock have been paid in full, at which time this right will terminate with respect to the Series A Preferred Stock, subject to revesting in the event of each and every subsequent default by us in the payment of dividends on the Series A Preferred Stock.

        No person may be elected as a Preferred Director who would cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of the Series A Preferred Stock and Voting Parity Stock as a class to vote for directors as described above, the Preferred Directors will cease to be qualified as directors, the terms of office of all Preferred Directors then in office will terminate immediately and the authorized number of directors will be reduced by the number of Preferred Directors which had been elected by the holders of the Series A Preferred Stock and the Voting Parity Stock. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created by such a removal may be filled, only by the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office, the remaining Preferred Director may choose a successor who will hold office for the unexpired term of the office in which the vacancy occurred.

        The term "Voting Parity Stock" means with regard to any matter as to which the holders of the Series A Preferred Stock are entitled to vote, any series of Parity Stock (as defined above under "—Dividends-Priority of Dividends") upon which voting rights similar to those of the Series A Preferred Stock have been conferred and are exercisable with respect to such matter. We currently have no outstanding shares of Voting Parity Stock.

        If holders of the Series A Preferred Stock obtain the right to elect two directors and if the Federal Reserve deems the Series A Preferred Stock a class of "voting securities," (a) any bank holding company that is a holder may be required to obtain the approval of the Federal Reserve to acquire more than 5% of the Series A Preferred Stock and (b) any person may be required to obtain the approval of the Federal Reserve to acquire or retain 10% or more of the then outstanding shares of Series A Preferred Stock.

        To the extent the holders of the Series A Preferred Stock are entitled to vote, holders of shares of the Series A Preferred Stock will be entitled to one vote for each share then held.

        The voting provisions described above will not apply if, at or prior to the time when the vote or consent of the holders of the Series A Preferred Stock would otherwise be required, all outstanding shares of the Series A Preferred Stock have been redeemed by us or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series A Preferred Stock to effect the redemption.

 SELLING SHAREHOLDER

        We have entered into stock purchase agreement with Emerald Advisers, Inc. dated April 21, 2010, pursuant to which we have agreed to sell 322,000 shares of our common stock to Emerald Advisors at a price of $8.00 per share. The sale of such shares is subject to the satisfaction of certain conditions, including the registration statement of which this prospectus is a part becoming effective under the Securities Act of 1933, as amended.

        Emerald Advisers, Inc. has not held any position or office with VIST or had any material relationship with VIST during the three years prior to the date of this prospectus. After Emerald Advisers, Inc. purchases the 322,000 shares of our common stock under the stock purchase agreement described above, it will own approximately 5.74% of the outstanding shares of our common stock. Prior to such purchase, Emerald Advisers, Inc. owned 51,417 shares of our common stock. The number of shares of our common stock and the percentage of the outstanding shares of our common stock owned by Emerald Advisers, Inc. after completion of the offering or offerings contemplated by this prospectus will depend on the number of shares sold by Emerald Advisers, Inc.

PLAN OF DISTRIBUTION

        Emerald Advisers, Inc. may sell a portion or all of such shares from time to time pursuant to one or more public offerings, negotiated transactions, block trades or a combination of these methods. Emerald Advisers, Inc. may sell the shares to or through underwriters or dealers, through agents, or directly to one or more investors.

        The shares may be distributed from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        A prospectus supplement or supplements will describe the terms of the offering of the shares, including:

  •
  the name or names of the underwriters or placement agents, if any;

  •
  the purchase price of the shares and the proceeds that Emerald Advisers, Inc. will receive from the sale;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  •
  any public offering price; and

  •
  any discounts or concessions allowed or reallowed to be paid to dealers.

        Any public offering price and any discounts or concessions allowed or reallowed to be paid to dealers may be changed from time to time.

        Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase shares will be subject to certain conditions set forth in the applicable underwriting agreement, and generally the underwriters will be obligated to purchase all of the shares if they purchase any of the shares. If underwriters are used in the sale of any shares, the shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The shares may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the shares will be subject to certain conditions precedent. If a dealer is used in a sale, the selling shareholder may sell the shares to the dealer as principal. The dealer may then resell the shares to the public at varying prices to be determined by the dealer at the time of resale.

        Emerald Advisers, Inc. or the agents thereof may solicit offers to purchase shares from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        In connection with the sale of shares, underwriters or agents may receive compensation (in the form of fees, discounts, concessions or commissions) from Emerald Advisers, Inc. for whom they may act as agents. Underwriters may sell shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of shares may be deemed to be "underwriters," as that term is defined in the Securities Act, and any discounts or commissions received by them from the selling security holder and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be indentified and any compensation paid to them will be described, in the related prospectus supplement provided by Emerald Advisers, Inc. We have advised Emerald Advisors, Inc. that they may be deemed to be an "underwriter" for purposes of the Securities Act with respect to the sale of any of the shares that it purchases from us.

        Underwriters, dealers and agents may be entitled under agreements with the selling security holder to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, dealers or agents may make with respect to these liabilities.

        If stated in the applicable prospectus supplement, Emerald Advisers, Inc. may authorize underwriters, dealers or agents to solicit offers by certain investors to purchase shares at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts.

        Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters who are qualified market makers on the NASDAQ Stock Market LLC may engage in passive market making transactions in our common stock, preferred stock and warrants, as applicable, on the NASDAQ Stock Market LLC in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

        Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

        In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum underwriting consideration or discount to be received in aggregate by all FINRA members or independent broker-dealers may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the shares offered hereby will be passed upon for us by Stevens & Lee, Reading, Pennsylvania. If the validity of the shares offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

        The audited consolidated financial statements of VIST Financial Corp. and its subsidiaries incorporated in this prospectus and elsewhere in the Registration Statement by reference to VIST's Annual Report on Form 10-K for the year ended December 31, 2009, were audited by ParenteBeard LLC, an independent registered public accounting firm, whose report thereon dated March 31, 2010 contained in such Annual Report on Form 10-K is incorporated herein by reference. Management's report dated March 31, 2010 on the effectiveness of internal control over financial reporting and ParenteBeard LLC's report on VIST Financial Corp.'s internal control over financial reporting are also incorporated in this prospectus and elsewhere in the Registration Statement by reference to VIST's Annual Report on Form 10-K for the year ended December 31, 2009. Such financial statements have been incorporated herein by reference in reliance upon such reports of ParenteBeard LLC given upon the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 for the securities being offered under this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and accompanying exhibits. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document.

        In addition, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our current SEC filings and the registration statement and accompanying exhibits may be inspected without charge at the public reference facilities of the SEC located at 100 F Street, N. E., Washington, D.C. 20549. You may obtain copies of this information at prescribed rates. The SEC also maintains a website that contains reports, proxy statements, registration statements and other information, including our filings with the SEC. The SEC website address is www.sec.gov. You may call the SEC at 1-800-SEC-0330 to obtain further information on the operations of the public reference room.

        We make available free of charge through our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Information about us can be found on the internet at www.vistfc.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or the prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" certain information that we file with the SEC into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus or any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference into this prospectus. Likewise, any statement in this prospectus or any document that is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the filing of this prospectus and prior to the sale of all the shares of common stock covered by this prospectus.

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

  •
  the description of our common stock contained in our Registration Statement on pages 3 through 95 of Form S-4, as amended (Registration Statement No. 33-116331), filed with the SEC on June 9, 2004, pursuant to which we registered the common stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such Registration Statement;

  •
  the description of our stock purchase rights contained in our Registration Statement on Form 8-A/A, filed with the SEC on December 23, 2008, and any amendments or reports filed for the purpose of updating such Registration Statement; and

  •
  all other documents filed by us after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and part of this Registration Statement from the date of filing of such documents.

        Any statement contained in a document that is incorporated by reference will be deemed to be modified or superseded for all purposes to the extent that a statement contained in this document (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement.

        Notwithstanding the foregoing, any document or portion of a document that is "furnished" to, but not "filed" with, the SEC is not incorporated by reference in this prospectus.

        These documents may be obtained as explained above (see "Where You Can Find More Information"), or you may request a free copy of any or all of these documents, including exhibits that are specifically incorporated by reference into these documents, by writing to or calling us at the following address or telephone number:

  VIST Financial Corporation
  1240 Broadcasting Road
  Wyomissing, Pennsylvania 19610
  Attention: Robert D. Davis, President and CEO
  Phone No.: (610) 208-0166

        You should rely only on the information in our prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any incorporated document is accurate as of any date other than the date of the document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table itemizes the expenses incurred, or expected to be incurred, by the Registrant in connection with the registration and issuance of the securities being registered hereunder. As indicated below, all amounts shown are estimates except for the SEC registration fee. The selling shareholder will not be responsible for paying any of these expenses.

SEC Registration Fee	$184
Printing Expenses	4,200	*
Accounting Fees and Expenses	5,000	*
Legal Fees and Expenses	15,000	*
Blue Sky Fees and Expenses	0
Transfer Agent Fees and Expenses	500	*
Miscellaneous	116	*

Total	$25,000

*
Estimated.

Item 15.    Indemnification of Directors and Officers.

        Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

        Our bylaws provide for (1) indemnification of directors, officers, employees and agents and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

        Our directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by us.

        Any underwriting agreement that we may enter into will provide for indemnification by any underwriters of us, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16.    Exhibits.

Number	Description
1.2	Form of Underwriting Agreement related to common stock*
3.1
Articles of Incorporation of VIST Financial Corp., as amended, including Statement with Respect to Shares for the Fixed Rate Cumulative Perpetual Preferred Stock Series A (incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2008)
3.2	Bylaws of VIST Financial Corp. (incorporated by reference to Exhibit 3.2 of the Registrant's Current Report on Form 8-K filed on March 6, 2008.)
4.7
Warrant, dated December 19, 2008, to purchase 364,078 shares of common stock, par value $5.00 per share, of VIST Financial Corp. (incorporated by reference to Exhibit 4.2 of the Registrant's Current Report on Form 8-K filed on December 23, 2008)
4.8
Form of Rights Agreement, dated as of September 19, 2001, between VIST Financial Corp. and American Stock Transfer Company, as Rights Agent, as amended (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed on December 23, 2008)
4.9
Amendment to Amended and Restated Rights Agreement, dated as of December 17, 2008, between VIST Financial Corp. and American Stock Transfer Company, as Rights Agent (incorporated by reference to Exhibit 4.3 of the Registrant's Current Report on Form 8-K filed December 23, 2008)
4.12
Form of Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, of VIST Financial Corp. (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed on December 23, 2008)
5.1	Opinion of Stevens & Lee, P.C. as to the validity of the securities registered hereunder**
10.1
Letter Agreement, including Securities Purchase Agreement—Standard Terms, dated December 19, 2008, between VIST Financial Corp. and the United States Department of the Treasury (incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K filed on December 23, 2008)
10.2
Stock Purchase Agreement dated April 21, 2010, between Emerald Advisers, Inc. and VIST Financial Corp. (incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K filed April 26, 2010)
23.1	Consent of ParenteBeard LLC**
23.2	Consent of Stevens & Lee, P.C. (included in Exhibit 5.1)**
24.1	Power of Attorney (included on the signature page hereto)**

*
To be filed either by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**
Filed herewith.

Item 17.    Undertakings.

        The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  If the Registrant is subject to Rule 430B:

              (A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

              (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

             (ii)  If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

            The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (A)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

              (B)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

              (C)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

              (D)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

          (7)   That, for the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (8)   That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Wyomissing, Commonwealth of Pennsylvania, on April 12, 2010.

VIST FINANCIAL CORPORATION
By:	/s/ ROBERT D. DAVIS Robert D. Davis President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert D. Davis, Edward C. Barrett and David W. Swartz, Esquire, with full power of each of them to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including pre- and post-effective amendments or any abbreviated registration statement and any amendments filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to sign any and all additional registration statements relating to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ ROBERT D. DAVIS Robert D. Davis	President & Chief Executive Officer, Director (Principal Executive Officer)	April 12, 2010
/s/ EDWARD C. BARRETT Edward C. Barrett	Chief Financial Officer (Principal Financial and Accounting Officer)	April 12, 2010
/s/ JAMES H. BURTON James H. Burton	Director	April 12, 2010
Patrick J. Callahan	Director	April 12, 2010

Robert D. Carl, III	Director	April 12, 2010
/s/ CHARLES J. HOPKINS Charles J. Hopkins	Director	April 12, 2010
Philip E. Hughes, Jr.	Director	April 12, 2010
/s/ ANDREW J. KUZNESKI III Andrew J. Kuzneski III	Director	April 12, 2010
/s/ M. DOMER LEIBENSPERGER M. Domer Leibensperger	Director	April 12, 2010
/s/ FRANK C. MILEWSKI Frank C. Milewski	Vice Chairman of the Board & Director	April 12, 2010
Michael J. O'Donoghue	Director	April 12, 2010
/s/ HARRY J. O'NEILL III Harry J. O'Neill III	Director	April 12, 2010
Brian R. Rich	Director	April 12, 2010
/s/ KAREN A. RIGHTMIRE Karen A. Rightmire	Director	April 12, 2010
/s/ ALFRED J. WEBER Alfred J. Weber	Chairman of the Board & Director	April 12, 2010

Index to Exhibits

Number	Description
1.2	Form of Underwriting Agreement related to common stock*
3.1
Articles of Incorporation of VIST Financial Corp., as amended, including Statement with Respect to Shares for the Fixed Rate Cumulative Perpetual Preferred Stock Series A (incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2008)
3.2	Bylaws of VIST Financial Corp. (incorporated by reference to Exhibit 3.2 of the Registrant's Current Report on Form 8-K filed on March 6, 2008.)
4.7
Warrant, dated December 19, 2008, to purchase 364,078 shares of common stock, par value $5.00 per share, of VIST Financial Corp. (incorporated by reference to Exhibit 4.2 of the Registrant's Current Report on Form 8-K filed on December 23, 2008)
4.8
Form of Rights Agreement, dated as of September 19, 2001, between VIST Financial Corp. and American Stock Transfer Company, as Rights Agent, as amended (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed on December 23, 2008)
4.9
Amendment to Amended and Restated Rights Agreement, dated as of December 17, 2008, between VIST Financial Corp. and American Stock Transfer Company, as Rights Agent (incorporated by reference to Exhibit 4.3 of the Registrant's Current Report on Form 8-K filed December 23, 2008)
4.12
Form of Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, of VIST Financial Corp. (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed on December 23, 2008)
5.1	Opinion of Stevens & Lee, P.C. as to the validity of the securities registered hereunder**
10.1
Letter Agreement, including Securities Purchase Agreement—Standard Terms, dated December 19, 2008, between VIST Financial Corp. and the United States Department of the Treasury (incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K filed on December 23, 2008)
10.2
Stock Purchase Agreement dated April 21, 2010, between Emerald Advisers, Inc. and VIST Financial Corp. (incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K filed April 26, 2010)
23.1	Consent of ParenteBeard LLC**
23.2	Consent of Stevens & Lee, P.C. (included in Exhibit 5.1)**
24.1	Power of Attorney (included on the signature page hereto)**

*
To be filed either by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**
Filed herewith.